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                                                                    EXHIBIT 3.34


                               CODE OF REGULATIONS

                                       OF

                                  LISN COMPANY




                                    ARTICLE I

                              DEFINITIONS AND USAGE

SECTION 1. DEFINITIONS.

     For purposes of this Code of Regulations, the following words and phrases have the meanings designated below:

          (a) "Articles of Incorporation" herein means the Corporation's articles of incorporation filed with the Secretary of State of Ohio on January 12, 1987 and all amendments thereto and restatements thereof.

          (b) "Board" herein means the Board of Directors of the Corporation.

          (c) "Board Meeting" herein means any Annual Board Meeting, Regular Board Meeting or Special Board Meeting (as defined in Article III, Sections 1, 2 and 3, respectively).

          (d) "Code" herein means this Code of Regulations.

          (e) "Corporation" herein means Lisn Company

          (f) "Days" herein means calendar days.

          (g) "Director" herein means any person properly elected or appointed to the Board and holding the office as a Director as described in Article IV of these Regulations.

          (h) "Officer" herein means any person properly elected or appointed to an Office designated in Section 1 of Article V of this Code.

          (i) "Regulations" herein means this Code of Regulations.

          (j) "Share" herein means a unit of the Corporation's issued and outstanding voting shares as evidenced by a share certificate.

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          (k) "Shareholder" herein means James S. Hivnor and any other person or entity who or which hereafter owns at least one Share; provided, however, any such person or entity shall cease being a "Shareholder" for purposes of these Regulations immediately when such person or entity no longer owns at least one Share.

          (l) "Shareholder Meeting" herein means any Annual Shareholder Meeting or any Special Shareholder Meeting (as defined in Article II, Sections 1 and 2, respectively).

SECTION 2. WORD USAGE.

     Where the context of this Code requires, words used in the masculine shall include the feminine and neuter; words in the singular, the plural; and vice-versa.

SECTION 3. OHIO LAW.

     This Code is adopted in the State of Ohio and Ohio's laws shall govern all matters of interpretation, construction and validity and all disputes, controversies and litigation arising hereunder.

                                    ARTICLE II

                              SHAREHOLDER MEETINGS

SECTION 1. ANNUAL SHAREHOLDER MEETINGS.

          a. The annual meeting of the Shareholders (herein called the "Annual Shareholder Meeting") shall be held at the Corporation's principal office on the second Tuesday in December of each year at 9:30 a.m., or on such other day and at such other time and place (within or without the State of Ohio) as the Board determines and calls in its sole discretion; provided, however, that the Annual Shareholder Meeting must be held each year no later than nine (9) months after the close of the Corporation's fiscal year.

          b. The purposes of the Annual Shareholder Meeting are to fix the number of and to elect Directors, receive and act upon annual and other reports of the Officers and the Board, transact other Shareholder business and activities, and take any other Shareholder actions.

SECTION 2. SPECIAL SHAREHOLDER MEETINGS.

          a. Special meetings of the Shareholders (herein called a "Special Shareholder Meeting") may be called by the registered holders of at least fifty percent (50%) of the Corporation's Shares, by any two (2) Officers of the Corporation or by the Board through a written request delivered either in person or by registered United States mail to the President or the Secretary of the Corporation.

          b. All Special Shareholder Meetings shall be held within fourteen (14) days of call, on the day, at the time and at the place (within or without the State of Ohio) as the Board determines.



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          c. The purpose(s) of any Special Shareholder Meeting may be to transact any Shareholder business and activities and to take any Shareholder actions.

SECTION 3. RECORD DATES.

          a. For purposes of determining those Shareholders entitled to (1) receive Notice of any Shareholder Meeting, or (2) receive dividends or distributions or (3) exercise any other Shareholder rights, the Board shall fix record dates (herein called "Record Dates") not earlier than the date on which the Record Date is established and not more than sixty (60) days prior to the designated event.

          b. Unless otherwise provided by law, only holders of Shares actually registered in the holder's name on the Corporation's Share records at the close of business on the Record Date shall be recognized and counted for the applicable purposes designated in Section 3(a), above.

SECTION 4. NOTICE.

          a. Within ten (10) days after a Shareholder Meeting has been called as provided in this Code, the President or Secretary of the Corporation shall prepare written notice (herein called "Notice") stating the date, time, place and purpose(s) of each Shareholder Meeting. Not less than seven (7) nor more than sixty (60) days before any Shareholder Meeting, the President or Secretary of the Corporation either shall cause personal delivery of the Notice or shall mail (by ordinary United States mail, postage prepaid) the Notice to each registered holder (as of the Record Date) of the Corporation's Shares at the address then appearing on the Corporation's Share records.

          b. Notwithstanding any contrary provision herein, a Shareholder's attendance (in person or by proxy) at any Shareholder Meeting waives any lack of or deficiency in Notice of such Meeting.


          c. Notice of adjournment of any Shareholder Meeting need not be given if the date, time and place to which the Meeting is adjourned are fixed and announced at such Meeting.

SECTION 5. QUORUM AND ATTENDANCE.

          a. A majority of the Shares (represented in person or by proxy) constitutes a quorum for the transaction of business at any Shareholder Meeting. A quorum must exist as a condition precedent to (and at the time of) the transaction of any Shareholder business or the vote upon any matters submitted to the Shareholders.

          b. Whether or not a quorum exists, a majority of the Shares (represented in person or by proxy) at any Shareholder Meeting may adjourn the Meeting.

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          c. Unless waived by a majority of the Board, not less than twenty-four
(24) hours before any Regular or Special Meeting of the Shareholders, any Shareholder who desires the presence at such Meeting of any person who is not a Shareholder shall so notify all Directors, request the presence of such person at the Meeting, and state the reason therefor. Such person will not be permitted to attend the Shareholders' Meeting unless a majority of the Board votes to admit such person to the Meeting.

SECTION 6. VOTING.

          a. Except as otherwise modified by the express terms of any Shares or by these Regulations, each holder of a Share shall be entitled to one (1) vote for each Share registered in such holder's name on the Corporation's Share records as of the Record Date.

          b. At any Shareholder Meeting, all matters properly submitted to the Shareholders shall be decided by a majority vote of the Shares represented in person or by proxy, unless otherwise provided in these Regulations or required by law.

SECTION 7. PROXIES.

          a. A Shareholder may be represented and vote at any Shareholder Meeting by written proxy signed by such Shareholder (or by the Shareholder's duly authorized officer) and submitted to the Secretary of the Corporation or to any other Officer (other than such Shareholder) at or before the Shareholder Meeting. Such Proxy shall be valid for only the Shareholder Meeting designated therein and shall name as proxy only another Shareholder.

          b. A Shareholder may exercise any Shareholder consents, waivers, releases or other Shareholder rights by written proxy signed by such Shareholder (or by the Shareholder's duly authorized officer) and submitted to the Secretary of the Corporation or to any other Officer (other than such Shareholder) prior to the exercise thereof.

SECTION 8. ELECTION OF DIRECTORS.

          a. At each Annual Shareholder Meeting, the Shareholders shall fix the number of and shall elect Directors (in accordance with this Code) to serve until their respective successors are elected at the next Annual Shareholder Meeting, or until their earlier death, disqualification, resignation or removal from the Board.

          b. If no Annual Shareholder Meeting is held or if all Directors are not elected at the Annual Shareholder Meeting, the Shareholders shall elect persons to the Board at a Special Shareholder Meeting and such Directors shall serve until their respective successors are elected at the next Annual Shareholder Meeting, or until their earlier death, disqualification, resignation or removal from the Board.

          c. Any Shareholder may designate, in person or by proxy, nominees (who qualify under Section 1 of Article IV of this Code) for Directorships. Only qualified nominees are eligible to be elected Directors and nominees receiving the greatest number of votes shall be so elected.


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          d. Subject to the terms and conditions of these Regulations, any person (who is qualified as designated in Section 1 of Article IV of this Code) may serve or be elected to an unlimited number of consecutive or non-consecutive terms as a Director.

SECTION 9. PARLIAMENTARY PROCEDURE AND MINUTES.

          a. Robert's Rules of Order (as periodically revised) constitute the final authority for parliamentary procedures at all Shareholder Meetings, except where such Rules conflict with law or with the Regulations.

          b. At all Shareholder Meetings, the order of business shall be as follows:

             (1) Roll call or attendance record;
             (2) Reading and action upon Minutes of previous Shareholder
                 Meeting;
             (3) Unfinished (old) business;
             (4) Financial or other reports of the Board;
             (5) Financial or other reports of Officers;
             (6) Reports of Committees (if any);
             (7) Election of Directors (if applicable);
             (8) New or miscellaneous business;
             (9) Adjournment.

The order of business may be periodically changed for any particular Shareholder Meeting by a majority vote of the registered holders of the Corporation's Shares (represented in person or by proxy) at such Meeting.

          c. The Secretary of the Corporation shall cause to be recorded Minutes of all Shareholder Meetings.

SECTION 10. ACTION BY SHAREHOLDERS IN WRITING WITHOUT A MEETING.

     Notwithstanding any contrary provision in this Code, Shareholders may properly and officially act without a Meeting through a written document signed by the registered holders of all Shares as of the Record Date for such action.

                                   ARTICLE III

                                 BOARD MEETINGS

SECTION 1. ANNUAL BOARD MEETING.

          a. The annual meeting of the Board (herein called the "Annual Board Meeting") shall be held each year following the Annual Shareholder Meeting at such time and place (within or without the State of Ohio) as determined by the Board but, in no event, later than nine (9) months after the close of the Corporation's fiscal year.


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          b. The purposes of the Annual Board Meeting are to elect Officers, receive and act upon any reports, transact any other Board business and activities, and take any other Board actions.

SECTION 2. REGULAR BOARD MEETINGS.

     Regular meetings of the Board (herein called "Regular Board Meetings") may be periodically held on the days and at the times and places (within or without the State of Ohio) as the Board (in its sole discretion) determines; provided, however, that the Board is not required to hold any Regular Board Meetings.

SECTION 3. SPECIAL BOARD MEETINGS.

          a. Special meetings of the Board (herein called "Special Board Meetings") may be called by any two (2) Officers, or by a majority of the Directors, or by the registered holders of at least fifty percent (50%) of the Shares listed on the Corporation's Share records.

          b. All Special Board Meetings shall be held within seven (7) days of call, at the time and at the place (within or without the State of Ohio) as the President determines.

          c. The purpose(s) of any Special Board Meeting may be to transact any Board business and activities and to take any Board actions.

SECTION 4. NOTICE.

          a. The Secretary of the Corporation or any other Officer shall give to each Director written or oral notice (herein called "Notice") stating the date, time and place (but not necessarily the purposes) of each Board Meeting. At least two (2) days before each Board Meeting, the Secretary of the Corporation (or any other Officer) shall cause personal delivery or other communication of the Notice or shall mail (by ordinary United States mail, postage prepaid) the Notice to each Director.

          b. Notwithstanding any contrary provision herein, a Director's attendance at any Board Meeting constitutes such Director's waiver of any failure to give or deficiency in Notice of such Meeting.

          c. Notice of adjournment of any Board Meeting need not be given if the date, time and place to which the Meeting is adjourned are fixed and announced at such Meeting.

SECTION 5. QUORUM AND ATTENDANCE.

          a. A majority of the Directors in office (who must be present in person) constitutes a quorum for the transaction of business at any Board Meeting. A quorum must exist as a condition precedent to (and at the time of) the transaction of any Board business or the vote upon any matter submitted to the Board.



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          b. Whether or not a quorum exists, a majority of the Directors present in person at any Board Meeting may adjourn the Meeting.

          c. Unless waived by a majority of the Board in attendance, not less than twenty-four (24) hours before any Regular or Special Meeting of the Board, any Director who desires the presence at such Meeting of not more than one (1) person who is not a Director shall notify all other Directors, request the presence of such person at the Meeting, and state the reason therefor. Such person will not be permitted to attend the Directors' Meeting unless a majority of the Board in attendance votes to admit such person to the Meeting. Such vote shall constitute the first order of business for any such Meeting of the Board. The right to attend, whether granted by waiver or vote, may be revoked at any time during the Meeting by the vote of a majority of the Directors in attendance.

SECTION 6. VOTING.

          a. Upon all matters properly submitted to the Board, each Director in office shall be entitled to one (1) vote but Directors shall vote and act as a Board.

          b. At any Board Meeting, all matters properly submitted to the Board shall be decided by a majority vote of all the Directors present in person at the Board Meeting, unless otherwise provided in these Regulations or required by law.

          c. A Director may not vote, consent, take any action as a Director or be represented at a Board Meeting by proxy. Only Directors present in person at a Board Meeting during the actual transaction of a matter may vote thereon.

          d. For purposes of this Code, a Director shall be deemed to be "present in person" at any Board Meeting if such Director: (i) participates at the Board Meeting by means of communications equipment but only if all Directors participating at the Board Meeting can hear each other Director, or (ii) is actually physically present at the Board Meeting.

SECTION 7. ELECTION OFFICERS.

          a. At each Annual Board Meeting, the Board shall elect Officers to serve until their respective successors are elected at the next Annual Board Meeting, or until their earlier death, disqualification, resignation or removal from Office.

          b. If no Annual Board Meeting is held or if all Officers are not elected thereat, the Board shall elect any remaining unelected Officers at a Special or Regular Board Meeting and such Officers shall serve until their respective successors are elected at the next Annual Board Meeting, or until their earlier death, disqualification, resignation or removal from Office.

          c. Any Director in office may designate persons (qualified under Section 1 of Article V of these Regulations) as nominees for Officers. Only nominees are eligible to be elected Officers and nominees receiving the greatest number of votes shall be so elected.


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          d. Any person (who is qualified as designated in Section 1 of Article
     V of these Regulations) may serve or be elected to an unlimited number of consecutive or non-consecutive terms as an Officer.

SECTION 8. PARLIAMENTARY PROCEDURE.

          a. Robert's Rules of Order (as periodically revised) constitute the final authority for parliamentary procedures at all Board Meetings, except where such Rules conflict with law or with this Code.

          b. The Secretary of the Corporation shall cause to be recorded Minutes of all Board Meetings.

SECTION 9. ACTION BY DIRECTORS IN WRITING WITHOUT A MEETING.

     Notwithstanding any contrary provision in these Regulations, the Board may properly and officially act without a Meeting through a written document signed by all Directors then serving on the Board.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

SECTION 1. NUMBER, QUALIFICATION AND TERM.

          a. The Shareholders may periodically fix, determine and change the number of Directors to serve on the Board; provided, however, that if the Shareholders fail to fix and determine the number of Directors, then the Directors elected shall be deemed to constitute the number of Directors fixed by the Shareholders.

          b. Directors shall be elected by the Shareholders at the Annual Shareholder Meeting (or at a Special Shareholder Meeting called for the purpose of electing Directors) to serve until the expiration of their terms of office and until their successors are elected, or until their earlier death, disqualification, resignation or removal from the Board.

          c. Only individuals (not entities) shall be qualified to be nominated, to be elected and to serve as Directors of the Corporation.

          d. Subject to the qualifications designated in this Section 1, any person may serve as a Director for an unlimited number of consecutive or non-consecutive terms.

SECTION 2. BOARD VACANCIES.

          a. Board vacancies shall occur from the disqualification, death, or resignation of any Director; from the removal (with or without cause) of a Director from the Board; or from the Shareholders' failure to elect the entire fixed and authorized number of Directors.

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          b. Any Director may be removed from the Board (with or without cause)
     by the vote of the holders of at least a majority of the Shares registered on the Corporation's Share records, at any time without prior notice or demand.

          c. At any time, a Director may resign from the Board by delivering or mailing (by certified, United States mail) written notice of the resignation to any Officer (other than the resigning Director). The resignation shall be effective upon actual receipt of the notice by the Officer, unless the notice specifies a later resignation date.

          d. The vote of the holders of a majority of the Shares registered on the Corporation's Share records shall fill all Board vacancies (when and as determined by the Shareholders) by electing successor Directors to serve until their respective successors are elected at the next Annual or Special Shareholder Meeting, or until their earlier resignation, disqualification, death or removal from the Board.

SECTION 3. BOARD POWERS AND DUTIES.

          a. Except as otherwise expressly provided in this Code, all policy and administrative powers and authority of the Corporation are vested in and shall be exercised solely and exclusively by the Board which, in its sole discretion, shall have charge, control and management of the Corporation's property, affairs, businesses, activities and funds. In accordance with these Regulations, the Board also shall elect Officers, create and disband Board Committees, appoint Board agents, authorize and empower the Corporation to negotiate and execute contracts, and perform all other acts and functions permitted by law and consistent with the Articles of Incorporation and these Regulations.

          b. Except as otherwise expressly designated by the Board, individual Directors shall have no powers and authority to act on the Corporation's behalf and all Directors shall act and vote as a Board.

SECTION 4. VOTING.

          a. Each Director shall be entitled to one (1) vote on all matters properly submitted to the Board for its vote, consent, waiver, release or other action.

          b. Unless otherwise provided in this Code or by law, the Board shall act by a majority vote of those Directors present in person at any Board Meeting when a quorum of Directors is then present.

SECTION 5. BOARD COMMITTEES.

          a. The Board may create Board Committee(s) and appoint, remove and reappoint all members to such Committee(s). Such Committee(s) shall act at the Board's direction and the Board shall have exclusive authority to designate the duties, functions and powers of the Committee(s).


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          b. The Board may create (from its membership) and define the powers and duties of an Executive Committee. During the intervals between Meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and control of the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board at its first Meeting thereafter.

          c. Unless otherwise provided by the Board, a majority of the members of any Committee appointed by the Board (pursuant to this Section) shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such Committee. Action may be taken by any such Committee without a meeting by a writing signed by all its members. Any such Committee shall prescribe its own rules for calling and holding meetings and its methods of procedure, subject to any rules prescribed by the Board, and shall keep a written record of all action taken by the Committee.

SECTION 6. COMPENSATION AND EXPENSES.

     Directors shall be entitled to such compensation (if any) and to reimbursement for such expenses as the Board periodically determines in its sole discretion.

SECTION 7. BYLAWS.

     For its own government, the Board may adopt bylaws consistent with the Articles of Incorporation and these Regulations.

                                    ARTICLE V

                                    OFFICERS

SECTION 1. DESIGNATION AND QUALIFICATION.

          a. The Officers of the Corporation shall consist of a President (who must also be a Director), Secretary and Treasurer and may further include a Chairperson of the Board (who must be a Director), one or more Vice-Presidents, Assistant Officers and such other Officers as the Board periodically determines. The same person may hold the Offices of President, Secretary, Treasurer and Vice-President or any combination thereof.

          b. At the Annual Board Meeting (or at any other Special or Regular Board Meeting called for the purpose of electing Officers), the Board shall elect all Officers to serve until their respective successors are elected at the next Annual or other Board Meeting, or until their earlier death, resignation, disqualification, or removal from Office.

          c. Only persons (not entities) and only persons who also serve as Directors shall be qualified to be nominated, to be elected and to serve as Officers.


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          d. Subject to the qualifications designated in this Section 1, any person may serve or be elected as an Officer for an unlimited number of consecutive or non-consecutive terms.

SECTION 2. OFFICER VACANCIES AND SUCCESSION.

          a. Officer vacancies shall occur from an Officer's disqualification, death, resignation or removal (with or without cause) from Office.

          b. Without prior notice or demand, any Officer may be removed from Office (with or without cause) by the Board or by action of the holders of at least a majority of the Shares registered on the Corporation's Share records.

          c. At any time, an Officer may resign from Office by delivering or mailing (by certified, United States mail) written notice of the resignation to any Officer or Director (other than the resigning Officer). The resignation shall be effective upon actual receipt of the notice by the Officer or Director, unless the notice specifies a later resignation date.

          d. The President shall fill any vacancies in the Office of the Chairperson of the Board (if any) and a Vice-President (so designated by the Board) shall fill any vacancies in the Presidency for the unexpired terms of such Offices and until their successors are chosen, or until their earlier resignation, disqualification, death or removal from Office. The Board shall fill all other Officer vacancies by electing (when and as determined by the Board) successor Officers to serve until their respective successors are elected at the next Annual or other Board Meeting, or until their earlier resignation, disqualification, death or removal from Office.

SECTION 3. POWERS AND DUTIES OF OFFICERS.

          a. Chairperson of the Board. If the Board elects a Chairperson of the Board, the Chairperson shall: preside at all Shareholder and Board Meetings; ensure that all Board orders and actions are implemented; sign the Corporation's documents; exercise general executive supervision, management and control over the Corporation's affairs, property, businesses, activities, other Officers and funds; and generally perform all duties incident to the Office and such other duties and responsibilities as the Board periodically requires.

          b. President. The President of the Corporation shall perform all duties and responsibilities of the Chairperson of the Board, if the Board has not elected a Chairperson. If the Board elects a Chairperson, the President shall perform all duties and responsibilities of the Chairperson during the Chairperson's absence or incapacity, until the Board otherwise directs. The President shall also perform such other duties and responsibilities as the Board periodically requires.

          c. Vice-President(s). Any Vice-President(s) of the Corporation shall: upon request of the Board, perform such portion or all duties and responsibilities of the President during the President's absence or incapacity; and generally perform such other duties and responsibilities as the Board periodically requires.


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          d. Secretary. The Secretary of the Corporation shall: take and maintain (or cause to be taken and maintained) minutes of all Shareholder Meetings and all Board Meetings; unless otherwise provided herein, give (or cause to be given) Notice of all Shareholder Meetings and all Director Meetings as required by these Regulations; maintain (or cause to be maintained) the Corporation's Seal (if any) and all books, records and other documents of the Corporation; maintain (or cause to be maintained) a record of all Share Certificates and all Shareholders; and generally perform all duties incident to the Office and such other duties and responsibilities as the Board periodically requires.

          e. Treasurer. The Treasurer of the Corporation shall: maintain (or cause to be maintained) custody of the Corporation's funds, securities, properties, and other assets as periodically required by the Board; prepare (or cause to be prepared) accurate financial accounts and statements of the Corporation's financial condition, as periodically required by the Board; maintain (or cause to be maintained) accurate accounts of all funds received and paid by the Corporation and all other financial transactions of the Corporation; and generally perform all duties incident to the Office and such other duties and responsibilities as the Board periodically requires.

          f. Other Officers. Any other Officer(s) of the Corporation shall have such duties and responsibilities as the Board periodically requires.

                                   ARTICLE VI

                   INDEMNIFICATION OF SHAREHOLDERS, DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

SECTION 1. DEFINITIONS.

     For purposes of this Article, the following words and phrases shall have the meanings designated below:

          (a) "Claim" means, with respect to any Indemnified Individual, any and all threatened, pending or completed claims, actions, suits or proceedings (whether civil, criminal, administrative, investigative or otherwise and whether under State or Federal law) and any and all appeals related thereto.

          (b) "Indemnified Individual" means: (i) all past, present and future Shareholders, Directors and Officers; and (ii) as the Board may periodically determine, such employees and other agents of the Corporation acting in any capacity at the request of or on behalf of the Corporation.

          (c) "Liabilities" means any and all judgments, decrees, fines, investigation costs, penalties, expenses, fees, amounts paid in settlement, costs, losses, expenses (including, but not limited to, attorneys' fees and court costs), charges, and any other liabilities actually incurred by an Indemnified Individual with respect to any Claim, either before or after final disposition of the Claim.


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SECTION 2. INDEMNIFICATION FOR THIRD PARTY CLAIMS.

     To the fullest extent authorized or permitted by law, all Shareholders hereby determine that the Corporation shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim (other than a Claim by or in the right of the Corporation), under which the Indemnified Individual is a party or participant because of actions or omissions of the Corporation or of the Indemnified Individual or of any Shareholder, Director, Officer, employee, agent or other person acting in any capacity at the request of or on behalf of the Corporation; provided, however, that Corporation shall not indemnify or save harmless an Indemnified Individual for such person's gross negligence or willful misconduct.

SECTION 3. INDEMNIFICATION FOR CLAIMS BY OR THROUGH THE CORPORATION.

     To the fullest extent authorized or permitted by law, all Shareholders hereby determine that the Corporation shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim by or in the right of the Corporation, under which the Indemnified Individual is a party or participant because of actions or omissions of the Corporation or of the Indemnified Individual or of any Shareholder, Director, Officer, employee, agent or other person acting in any capacity at the request of or on behalf of the Corporation; provided, however, that Corporation shall not indemnify or save harmless an Indemnified Individual for such person's gross negligence or willful misconduct.

SECTION 4. RELEASE FROM LIABILITY AND CONTRIBUTION.

     To the fullest extent authorized or permitted by law, no Indemnified Individual shall be liable to the Corporation or to any other person and no Claim shall be maintained against any Indemnified Individual by the Corporation (or, for the Corporation's benefit, by any other Shareholder) because of any action or omission (except for gross negligence or willful misconduct) of such Indemnified Individual in any capacity at the request of or on behalf of the Corporation; provided, however, that an Indemnified Individual shall be liable to the Corporation for the Indemnified Individual's gross negligence or willful misconduct. To the fullest extent authorized or permitted by law, no Indemnified Individual shall be responsible for or be required to contribute to the payment of any Liability incurred by the Corporation or by any other Indemnified Individual because of the actions or omissions (except for gross negligence or willful misconduct) of any Indemnified Individual serving in any capacity at the request of or on behalf of the Corporation; provided, however, that an Indemnified Individual shall be liable to Corporation and to any other Indemnified Individual for the Indemnified Individual's gross negligence or willful misconduct.

SECTION 5. SUBROGATION.

     To the extent of any payment by the Corporation under this Article, the
Corporation: (i) shall be subrogated to all the Indemnified Individual's rights of recovery from any other person or entity and, as a condition precedent to any indemnification or other rights under this Article VI, such Indemnified Individual shall execute all reasonable documents and take all reasonable actions requested by the Corporation to implement the Corporation's right of subrogation, (ii) hereby waives any right of subrogation against or contribution from an Indemnified Individual.

SECTION 6. INSURANCE AND SIMILAR PROTECTION.

     Whether or not the indemnification, release and other provisions of Section 2, Section 3 or Section 4 apply, the Corporation may purchase and maintain insurance upon and/or furnish similar protection (including, but not limited to: trust funds, letters of credit and self-insurance) for any Indemnified Individual to cover any Liability such Indemnified Individual might incur from the exercise of the Indemnified Individual's duties for the Corporation or from such Indemnified Individual's capacity as an agent or representative of the Corporation.

SECTION 7. OTHER RIGHTS.

     The provisions of this Article shall be in addition to and shall not exclude or limit any rights or benefits to which any Indemnified Individual is or may be otherwise entitled: (a) as a matter of law or statute; (b) by the Articles of Incorporation, Regulations or any bylaws; (c) by any agreement; (d) by the vote of Shareholders or Directors; or (e) otherwise.

SECTION 8. CONDITIONS.

     As a condition precedent to the indemnification, release and/or performance of any other obligation of the Corporation under this Article, the Indemnified Individual must first: (a) promptly notify the President or Secretary of the Corporation of any actual or potential Claim; and (b) authorize and permit the Corporation, in its sole discretion, to choose any legal counsel to defend and otherwise handle the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (c) permit the Corporation to assume total, complete and exclusive control of the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses).


                                   ARTICLE VII

                                     SHARES

SECTION 1. CERTIFICATES AND SHARE RECORDS.

          a. Certificates (herein called "Certificates" or "Share Certificates") evidencing ownership of Shares shall be issued and registered (on the Corporation's Share records) to the lawful owner or holder of such Shares upon full payment therefor. All Certificates shall contain such signatures and information as required by this Code and Ohio law and shall be of such tenor and design as the Board periodically determines.

          b. The Secretary of the Corporation shall maintain (or cause to be maintained) a record of all Share Certificates, the registered owner or holder thereof, the date of issuance and cancellation and any other information the Board periodically requires.

SECTION 2. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES.

     The Board may issue new Share Certificates to replace lost, stolen or destroyed Certificates. In its sole discretion, the Board may first require the registered Shareholder to indemnify the Corporation and/or to furnish a bond to the Corporation from such sureties, for such amount, and with such terms and conditions as the Board determines to protect the Corporation, its Shareholders, Directors, Officers, and/or any other entity or person from injury or damage by issuance of a new Share Certificate.

SECTION 3. CANCELLATION OF SHARE CERTIFICATES.

     In its sole discretion, the Board shall determine whenever any outstanding Share Certificates shall be cancelled and exchanged for other Share Certificates and shall order and require the holders of such outstanding Share Certificates to surrender them for such purposes. Until compliance with the Board's order, all rights of the holder (as a Shareholder) of any such Share Certificates shall be suspended with respect to the Share(s) represented thereby.

SECTION 4. TRANSFER OF SHARES.

          a. Subject to Section 5 of this Article VII, Shares may be transferred on the Corporation's Share records by the registered holder, by the Shareholder's legally empowered attorney, or by the Shareholder's legal representative upon surrender and cancellation of the Share Certificates with duly executed assignment and power of transfer endorsed thereon (or attached thereto) and with such proof of signatures as the Board requires.

          b. After the Board fixes a Record Date for any Shareholder Meeting, for the payment of a dividend or for the exercise of any Shareholder rights, no Shares shall be transferred on the Corporation's Share records until immediately after the occurrence of such event.

SECTION 5. RESTRICTIONS UPON THE ALIENATION AND TRANSFER OF SHARES.

          a. No Shares shall be sold, assigned, pledged, disposed of, or otherwise encumbered or transferred (whether by reason of death, sale, gift, assignment, order of court, any judicial process, or otherwise) unless said Shares are offered: first, to the Corporation for redemption, by tender to the Board; and second, to the other then-existing Shareholders of the Corporation, in proportion to the number of Shares then owned by such other Shareholders who desire to accept the offer. The price per Share shall be fixed by market-value appraisal as follows: one appraiser appointed by the offerees, one appraiser appointed by the offeror, and a third appraiser selected by the above two appraisers; provided, however, that no such appraisers need be appointed or chosen if the offeror and the offeree(s) mutually agree upon the purchase price of the Shares. Each offeree, as above-designated, shall have thirty (30) days in which to accept said offer; if such offeree does not accept said offer within thirty
     (30) days, the offeree shall be deemed to have rejected the offer.

          b. The foregoing restrictions and limitations shall be imprinted on all Share Certificates of the Corporation but may be modified, nullified or superseded pursuant to written agreement(s) by all the Shareholders or in accordance with the Articles of Incorporation.

          c. As to any particular Shareholder, the foregoing restrictions and limitations shall be superseded by the terms and conditions of any Share Redemption Agreement or similar Agreement entered into by the Corporation and such Shareholder to the extent the terms and conditions of such Share Redemption or similar Agreement are inconsistent herewith.

          d. No Shares shall be issued, sold, offered for sale, hypothecated, pledged, assigned, disposed of or otherwise transferred (whether by reason of death, sale, gift, assignment, order of court, any judicial process or otherwise) unless: (i) such Shares have been duly registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement contemplating the transaction or transactions in which the Shares are to be sold, offered for sale, hypothecated, pledged, assigned, disposed of, or otherwise transferred; or (ii) both of the following conditions are satisfied:

               (1) During the period in which securities that are part of an issue are being offered and sold by the Corporation, and for a period of nine (9) months from the date of the Corporation's last sale of such securities, all resales of any part of the Shares of the issue, by any persons, shall be made only to persons resident within the State of Ohio; and

               (2) The Corporation has received the written opinion of its counsel to the effect that the sale, offer for sale, hypothecation, assignment, transfer, or other proposed disposition of the Shares may be accomplished without such registration under the Securities Act of 1933.

          e. Certificates for all the Corporation's issued Shares shall bear a legend in substantially the following form:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH SECURITIES ARE REGISTERED UNDER SAID ACT; OR (B) BOTH OF THE FOLLOWING CONDITIONS ARE
             SATISFIED: (i) DURING THE PERIOD IN WHICH AN ISSUE (OF WHICH THESE SECURITIES ARE A PART) IS BEING OFFERED AND SOLD BY THE CORPORATION AND FOR A PERIOD OF NINE (9) MONTHS FROM THE DATE OF THE CORPORATION'S LAST SALE OF SUCH ISSUE, ALL RESALES OF ANY PART OF THESE SECURITIES BY ANY PERSON SHALL BE MADE ONLY TO PERSONS RESIDENT WITHIN THE STATE OF OHIO, AND (ii) THE CORPORATION RECEIVES AN OPINION OF COUNSEL

          SATISFACTORY TO IT THAT SUCH PROPOSED SALE OR OFFER OR OTHER DISPOSITION DOES NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER SAID ACT.

                                  ARTICLE VIII

                                OTHER INSTRUMENTS

SECTION 1. PRIOR INSTRUMENTS.

     This Code supersedes and nullifies any and all prior codes of regulations, constitutions, bylaws and similar instruments previously adopted by the Shareholders and/or the Board.

SECTION 2. CONFLICTS OF INSTRUMENTS.

     Except as otherwise provided in Article IX, in the event of a conflict between this Code and any other instrument, bylaw, rule, regulation, document or policy of the Corporation, these Regulations shall be superior to any such other instrument, bylaw, rule, document, regulation and policy of the Corporation (except as expressly stated herein), and the Articles of Incorporation shall be superior to this Code.

SECTION 3. LEGEND ON SHARE CERTIFICATES.

     A legend referring to the restrictions and limitations designated in these Regulations shall be imprinted on all Share Certificates.

                                   ARTICLE IX

                           CLOSE CORPORATION AGREEMENT

SECTION 1. QUALIFICATION AS CLOSE CORPORATION AGREEMENT.

     To the extent necessary to make lawful this Code (or any provision hereof) under the laws of the State of Ohio, these Regulations are intended to be governed by Section 1701.591 of the Ohio Revised Code and to qualify thereunder as a Close Corporation Agreement.

SECTION 2. OTHER CLOSE CORPORATION AGREEMENTS.

     The terms and conditions of any other document(s) which qualifies as a close corporation agreement under Section 1701.591 of the Ohio Revised Code and which pertains to the Corporation shall supersede any and all conflicting provisions of these Regulations, irrespective of whether such other document(s) currently exist or are hereafter created.

SECTION 3. LEGEND ON SHARE CERTIFICATES.

     A legend disclosing the existence of this Close Corporation Agreement shall be noted on the face or back of all Share Certificates.

                                    ARTICLE X

                          AMENDMENTS AND MISCELLANEOUS

SECTION 1. AMENDMENTS.

          a. The Shareholders may repeal or amend this Code or adopt an Amended and Restated Code: (i) at any Shareholder Meeting (with or without previous notice of such amendment, repeal or adoption), by the affirmative vote of the registered holders of two-thirds (2/3) of the Shares represented in person or by proxy at such Meeting, or (ii) without a meeting, by the written consent of the registered holders of all the Shares.

          b. If this Code is amended or an amended Code is adopted without a meeting of the Shareholders, the Secretary of the Corporation (or any other Officer) shall forthwith mail a copy of the Amendment to the Code or the Amended Code to each Shareholder who did not participate in the adoption of the Amendment or the Amended Code.

SECTION 2. MISCELLANEOUS.

          a. When acting on the Corporation's behalf, no Shareholder, Director, Officer, employee, or other agent of the Corporation shall discriminate against any person because of race, religion, color, creed, sex, national origin, or handicap.

          b. If any provision or Article of these Regulations is ever judicially determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision or Article of this Code.